EXHIBIT 2

JOINT FILING AGREEMENT

        THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 18th day of March, 2004, by and among Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, América Telecom, S.A. de C.V., Carso Global Telecom, S.A. de C.V., Grupo Carso, S.A. de C.V., Grupo Financiero Inbursa, S.A. de C.V., Banco Inbursa S.A., Institucional de Banca Múltiple, Grupo Financiero Inbursa, División Fiduciaria, as Trustee of Trust No. F/0008 and Trust No. F/0395, Fundación Telmex, A.C. and Asociación Carso, A.C.

        Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of América Móvil, S.A. de C.V., a sociedad anónima de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Carlos Slim Helú	By: /s/ Eduardo Valdés Acra
Eduardo Valdés Acra
Carlos Slim Domit	Attorney-in-Fact
March 18, 2004
Marco Antonio Slim Domit

Patrick Slim Domit

Maria Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

AMÉRICA TELECOM, S.A. DE C.V.

By: Eduardo Valdés Acra Title: Attorney-in-Fact

CARSO GLOBAL TELECOM, S.A. DE C.V.

By: Eduardo Valdés Acra Title: Attorney-in-Fact

GRUPO CARSO , S.A. DE C.V.

By: Eduardo Valdés Acra Title: Attorney-in-Fact

GRUPO FINANCIERO INBURSA, S.A. DE C.V.

By: Eduardo Valdés Acra Title: Attorney-in-Fact

BANCO INBURSA, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0008

By: Eduardo Valdés Acra Title: Attorney-in-Fact

BANCO INBURSA, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0395

By: Eduardo Valdés Acra Title: Attorney-in-Fact

FUNDACION TELMEX, A.C.

By: Eduardo Valdés Acra Title: Attorney-in-Fact

ASOCIACION CARSO, A.C.

By: Eduardo Valdés Acra Title: Attorney-in-Fact